EXHIBIT 99.1

BK Technologies Announces First Quarter 2023 Results

WEST MELBOURNE, FL May 4, 2023 / BK Technologies Corporation (NYSE American: BKTI) (the “Company” or “BK Technologies”) today announced financial and operating results for the first quarter ended March 31, 2023. The Company will host a conference call today, May 4, 2023 at 9:00 a.m. Eastern Time.

First Quarter 2023 Financial and Operational Update

•	184% increase in first quarter revenue to $18.7 million driven by increased shipments and strong demand of the BKR 5000 radio

•	Gross margin improved to 26%, continuing the sequential quarter over quarter margin improvement trend that began in the second quarter of 2022. On track to achieve target of 35% gross margin for the full year

•	Order backlog of $22.9 million at March 31, 2023

•	Received first purchase order for InteropONE Push-To-Talk-Over-Cellular (PTToC) service from a large public safety agency in top five U.S. metropolitan market

•	Presented at IWCE 2023 showcasing the BKR 9000 and InteropONE product offerings to 4,200 attendees across the public safety and critical communications industry

“As we kick off 2023, we’re pleased to have delivered significant revenue growth and enhanced margin performance as we shipped 10,000 radios during the first quarter.  We continue to see strong booking activity, particularly related to orders for our BKR 5000, as many of our existing and new customers upgrade their portable communications technology,” commented John Suzuki, CEO of BK Technologies. “Additionally, there is significant market interest and pre-order demand for our BKR 9000 multiband radio and we are focused on preparing for formal launch once FCC certification has been received.  BK radios have established a strong reputation in the first responder market as reliable, durable and cost-effective communications tools, and we continue to expand our network of federal, state and local agency customers.”

“During the first quarter we saw measurable progress at our SaaS business unit, with the receipt of our first purchase order for the InteropONE PTToC service from a large public safety agency in a top five U.S. metropolitan market.  InteropONE is a unique (PTToC) service, that facilitates on-demand group communications between users of all types of smartphones, regardless of service provider.  We believe this service can revolutionize emergency response and planned event communications, and we’re encouraged to have recorded our first order.  In late March, our marketing efforts expanded to include premier sponsorship at the IWCE expo, where we showcased our products and services, including the BKR 9000 and InteropONE, to thousands of attendees from the public safety and critical communications sectors, and the feedback for all of our offerings was overwhelmingly positive.”

“We entered 2023 with a solid order backlog, and a focus on operational execution, and our first quarter results demonstrate our success driving product delivery, revenue growth and margin improvement.  We’re pleased with our strong start and look forward to delivering our portable communications technology and solutions to a growing audience of first responders and public safety agencies across the country.”

First Quarter 2023 Financial Review

Revenue increased 184% to $18.7 million, compared with $6.6 million for the first quarter of last year driven by increased radio shipments and demand for the BKR 5000 radio.  Gross profit margin was 26% compared to 22% for the same quarter of last year, reflecting reduced product costs related to raw material costs trending to be more in line with historical levels.  Raw material costs trended higher in 2022 related to global supply chain disruptions.

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Selling, General & Administrative expenses totaled $5.9 million, compared with $4.9 million for the first quarter of last year. The increase in SG&A is primarily due to spending related to BKR 9000 product introduction, and increases in sales and marketing activities, as well as costs related to the IWCE trade show and the At-the-Market (ATM) program.

Operating loss totaled ($987,000) compared with operating loss of ($3.4 million) for the first quarter of last year.

BK Technologies recorded a net loss of ($1.3 million) or ($0.07) per basic and diluted share, compared with a net loss of ($3.9 million) or ($0.23) per basic and diluted share, for the first quarter of last year.

Conference Call and Webcast

BK Technologies will host a conference call and webcast for investors today, May 4, 2023 at 9:00 a.m. Eastern Time.

Shareholders and interested parties may participate in the conference call by dialing (888) 506-0062 and international participants should dial (973) 528-0011 and use access code: 582671. The call and the accompanying slide deck will also be webcast at: https://www.webcaster4.com/Webcast/Page/2208/48250

The conference call and slide deck may also be accessed via the Events page of the Company’s website at www.bktechnologies.com. Please allow extra time prior to the call to visit the site.

An online archive of the webcast will be available on the Company’s website for thirty (30) days following the call at www.bktechnologies.com. A replay of the conference call will be available one hour after completion of the call until May 11, 2023 by dialing (877) 481-4010 and international participants should dial (919) 882-2331. All callers must use passcode 48250 to access the replay.

About BK Technologies

BK Technologies Corporation manufactures high-specification, American-made communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies SaaS business focuses on new, innovative public safety smartphone services that will make the first responders safer or more productive. BK Technologies is honored to serve these heroes when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters and primary manufacturing facility in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance, and financial condition, including, but not limited to the Company’s long-term strategic plan, and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; disruption in the global supply chain creating delays, unavailability and adverse conditions; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated new multiband product and other related products in the planned new BKR Series product line and our announced SaaS solutions; competition in the land mobile radio industry; general economic and business conditions, including higher inflation and its impacts, federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, the effects of natural disasters, changes in climate, severe weather events, geopolitical events, acts of war or terrorism, global health epidemics or pandemics (such as the COVID-19 pandemic) and catastrophic events, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and to consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of natural disasters, changes in climate, severe weather events, geopolitical events, acts of war or terrorism, global health epidemics or pandemics (such as the COVID-19 pandemic) and catastrophic events on the companies in which the Company holds investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statement.

Company Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau bktechnologies@imsinvestorrelations.com

(203) 972-9200

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(Financial Tables to Follow)

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BK TECHNOLOGIES CORPORATION

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended
	(Unaudited)
	3/31/23	3/31/22

Sales, net	$18,721	$6,585

Expenses:
Cost of products	13,826	5,113
Selling, general and administrative expenses	5,882	4,916
Total expenses	19,708	10,029

Operating loss	(987)	(3,444)

Other (expense) income:
Interest (expense)	(144)	(15)
(Loss) on investments	(113)	(496)
Other (expense) income	(26)	19

Loss before income taxes	(1,270)	(3,936)

Provision for income tax (expense)	-	-

Net loss	$(1,270)	$(3,936)

Net loss per share - basic and diluted:	$(0.07)	$(0.23)

Weighted average common shares outstanding, basic and diluted:	16,985	16,849

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BK TECHNOLOGIES CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	(Unaudited)
	March 31,	December 31,
	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$2,823	$1,918
Trade accounts receivable, net	10,790	10,616
Inventories, net	22,829	22,105
Prepaid expenses and other current assets	1,463	1,578
Total current assets	37,905	36,217

Property, plant and equipment, net	5,098	4,884
Right-of-use (ROU) asset	1,884	1,991
Investments	1,368	1,481
Deferred tax assets, net	4,116	4,116
Other assets	387	143

Total assets	$50,758	$48,832

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,070	$12,898
Accrued compensation and related taxes	1,573	1,143
Accrued warranty expense	669	591
Accrued other expenses and other current liabilities	411	700
Short-term lease liabilities	494	485
Credit facility	6,884	5,854
Note payable - current portion	279	277
Deferred revenue	1,029	1,022
Total current liabilities	25,409	22,970

Notes payable, net of current portion	258	329
Long-term lease liabilities	1,657	1,785
Deferred revenue	4,427	3,613
Total liabilities	31,751	28,697

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	-	-
Common stock; $0.60 par value; 50,000,000 authorized shares; 18,448,587 and 18,434,697 issued, and 16,998,187 and 16,984,297 outstanding shares at March 31, 2023 and December 31, 2022, respectively	11,069	11,061
Additional paid-in capital	36,589	36,455
Accumulated deficit	(23,249)	(21,979)
Treasury Stock, at cost, 1,450,400 shares at March 31, 2023 and December 31, 2022	(5,402)	(5,402)

Total stockholders’ equity	19,007	20,135

Total liabilities and stockholders’ equity	$50,758	$48,832

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